As filed with the Securities and Exchange Commission on October 30, 2014

Registration No. 333-[            ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIMBLE NAVIGATION LIMITED

(Exact name of registrant as specified in its charter)

California	94-2802192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

935 Stewart Drive

Sunnyvale, California, 94085

(408) 481-8000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jim Kirkland, Esq.

Vice President, General Counsel

Trimble Navigation Limited

935 Stewart Drive

Sunnyvale, California, 94085

(408) 481-8000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Thomas J. Ivey, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue, Suite 1400

Palo Alto, California 94301

(650) 470-4500

(650) 470-4570 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Senior Debt Securities	—	—	—	—
TOTAL	—	—	—	—

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)	Senior debt securities registered hereunder may be sold separately, together or as units with other senior debt securities registered hereunder. An indeterminate aggregate initial offering price or number of senior debt securities of Trimble Navigation Limited is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon redemption, repurchase, exchange or exercise of any senior debt securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for senior debt securities that are issuable on exercise or exchange of other senior debt securities.
(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

Prospectus

Trimble Navigation Limited

Senior Debt Securities

We may from time to time offer and sell senior debt securities in one or more offerings. We may offer these senior debt securities separately or together in any combination and as separate series. This prospectus provides you with a general description of the senior debt securities we may offer.

Each time we sell senior debt securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the senior debt securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our senior debt securities.

If we decide to seek a listing of any senior debt securities offered by this prospectus, the related prospectus supplement will disclose the exchange or market, if any, on which the senior debt securities will be listed, or where we have made an application for listing, if any.

Our principal executive offices are located at 935 Stewart Drive, Sunnyvale, California, 94085, and our telephone number at that location is (408) 481-8000.

Investing in our senior debt securities involves risks. See “Risk Factors” beginning on page 1. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these senior debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2014

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any senior debt securities other than the registered senior debt securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy senior debt securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

When used in this prospectus, the terms “Trimble,” “we,” “our” and “us” refer to Trimble Navigation Limited and our consolidated subsidiaries, unless otherwise specified.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell any combination of the senior debt securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the senior debt securities that we may offer. Each time we sell senior debt securities, we will provide a supplement to this prospectus that contains specific information about the terms of the senior debt securities being sold. The supplement may also add, update or change information contained in this prospectus. Before purchasing any senior debt securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading, “Where You Can Find More Information.”

RISK FACTORS

You should carefully consider the specific risks described in our Annual Report on Form 10-K for the year ended January 3, 2014, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” below.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements included in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Sections of this prospectus and any accompanying prospectus supplement, including under the heading “Risk Factors,” our Annual Report on Form 10-K for the year ended January 3, 2014, our Quarterly Reports on Form 10-Q for the quarters ended April 4, 2014 and July 4, 2014, and other SEC filings discuss certain factors that may cause such a difference for us as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents they incorporate by reference speak only as of their respective dates and we undertake no obligation to revise or update publicly any forward-looking statement, to reflect future events or circumstances.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov. We also maintain a website at www.trimble.com. The information contained on, or accessible through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

We are incorporating by reference into this prospectus and any accompanying prospectus supplement certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents and such documents are deemed to be included as part of this prospectus and any accompanying prospectus supplement. We incorporate by reference in this prospectus and any accompanying prospectus supplement the information contained in the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date of this prospectus and before we stop offering the senior debt securities described in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended January 3, 2014, filed with the SEC on February 25, 2014;

•	Quarterly Report on Form 10-Q for the quarterly period ended April 4, 2014, filed with the SEC on May 12, 2014;

•	Quarterly Report on Form 10-Q for the quarterly period ended July 4, 2014, filed with the SEC on August 8, 2014;

•	Current Reports on Form 8-K filed with the SEC on March 24, 2014, April 9, 2014, May 14, 2014 and August 12, 2014; and

•	Portions of the Definitive Proxy Statement on Schedule 14A filed on March 24, 2014 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended January 3, 2014, filed with the SEC on February 25, 2014.

You may request a copy of these filings and any exhibit specifically incorporated by reference in those documents at no cost, by writing or telephoning us at the following address:

Trimble Navigation Limited

935 Stewart Drive

Sunnyvale, California, 94085

Attn: General Counsel

Telephone: (408) 481-8000

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

ABOUT TRIMBLE

Trimble, a California corporation, provides technology solutions that enable professionals and field mobile workers to improve or transform their work processes. Our solutions are used across a range of industries including agriculture, architecture, civil engineering, construction, environmental management, government, natural resources, transportation and utilities. Representative Trimble customers include engineering and construction firms, contractors, surveying companies, farmers and agricultural companies, enterprise firms with large-scale fleets, energy, mining and utility companies, and state, federal and municipal governments.

Our products are sold based on anticipated return on investment and frequently provide benefits such as lower operational costs, higher productivity, improved quality, enhanced safety and compliance, and reduced environmental impact. Product examples include: equipment that automates large industrial equipment such as tractors and bulldozers; surveying instruments; integrated systems that track fleets of vehicles and workers and provide real-time information and powerful analytics to the back-office; data collection systems that enable the management of large amounts of geo-referenced information; software solutions that connect all aspects of a construction site or farm; and building information modeling software that is used throughout the design, build, and operation of buildings. We also manufacture components for in-vehicle navigation and telematics systems, and timing modules used in the synchronization of wireless networks.

Many of our products integrate positioning or location technologies with wireless communications and software or information technologies. Information about location or position is transmitted via a wireless link to a domain-specific software application which enhances the productivity of the worker, asset or work process. Position is provided through a number of technologies including the Global Positioning System, other Global Navigation Satellite Systems and their augmentation systems, and systems that use laser, optical, inertial or other technologies to establish position.

Software is a key element of most of our solutions. Our software may be delivered either via a licensed or embedded software model or in a hosted environment using a subscription-based Software-as-a-Service model. Many of our software and services offerings can be used as stand-alone applications, or as part of a broader, more integrated industry workflow solution. Examples include software systems for conceptual and structural design, and software for business management/optimization functions in specific industries.

We design, develop and market our own products. The majority of our software products are engineered and developed in-house, with some use of third party applications, modules or contract development. We also operate a few joint ventures in partnership with industry leaders, with which we develop certain products. Our manufacturing strategy includes a combination of in-house assembly and third-party subcontractors. Our global operations include development, manufacturing, or logistics operations in the United States, Sweden, Finland, Germany, New Zealand, Canada, the United Kingdom, the Netherlands, China, and India. Products are typically sold through dealers, representatives, joint ventures, and other channels in more than 100 countries. These channels are supported by our own offices located in 35 countries around the world. We also sell products directly to end-users.

Trimble was incorporated in California in 1981. Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “TRMB.” Our principal executive offices are located at 935 Stewart Drive, Sunnyvale, California, 94085, and our telephone number at that location is (408) 481-8000. Our Internet address is www.trimble.com. Information contained in our website is not incorporated by reference into and does not form any part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges is as follows for the periods indicated:

	Six Months Ended	Years Ended
	July 4, 2014	January 3, 2014	December 28, 2012	December 30, 2011	December 31, 2010	January 1, 2010

Ratio of earnings to fixed charges	21.6x	11.2x	11.0x	15.2x	31.4x	21.8x

For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of consolidated income from continuing operations before income taxes before adjustment for income or loss from equity investees, distributed income of equity investees and fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt issuance costs and estimated interest as a component of rental expense.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the senior debt securities under this prospectus for general corporate purposes, including, without limitation, making acquisitions of assets, businesses or securities, share repurchases and capital expenditures, repayment of existing indebtedness and for working capital. When a particular series of senior debt securities is offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the senior debt securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DESCRIPTION OF SENIOR DEBT SECURITIES

This prospectus describes the general terms and provisions of the senior debt securities we may offer from time to time. These summaries are not meant to be a complete description of each debt security. When we offer to sell a particular series of senior debt securities, we will describe the specific and material terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of senior debt securities. The accompanying prospectus supplement may add, update or change the terms and conditions of the senior debt securities as described in this prospectus.

We may offer senior debt securities under this registration statement. The senior debt securities will be our direct obligations and will rank equally with all of our other unsubordinated indebtedness.

The senior debt securities will be issued under an indenture, dated as of October 30, 2014, between us and U.S. Bank National Association, as trustee, and as further amended by one or more supplemental indentures to be entered into between us and U.S. Bank National Association as trustee. We have summarized the select portions of the indenture below. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The terms of each series of senior debt securities will be established by or pursuant to a resolution of our board of directors and will be set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of senior debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.

We can issue senior debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of senior debt securities being offered, the aggregate principal amount and the following terms of the senior debt securities:

•	the title of the senior debt securities;

•	the price or prices, expressed as a percentage of the principal amount, at which we will sell the senior debt securities;

•	any limit on the aggregate principal amount of the senior debt securities;

•	the date or dates on which we will pay the principal on the senior debt securities;

•	the rate or rates, which may be fixed or variable, per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the senior debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium and interest on, the senior debt securities will be payable;

•	the terms and conditions upon which we may redeem the senior debt securities;

•	any obligation we have to redeem or purchase the senior debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of senior debt securities;

•	the dates on which and the price or prices at which we will repurchase senior debt securities at the option of the holders of senior debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the senior debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the senior debt securities will be issued in the form of certificated senior debt securities or global senior debt securities;

•	the portion of principal amount of the senior debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the senior debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the senior debt securities will be made;

•	if payments of principal of, and premium or interest on, the senior debt securities will be made in one or more currencies or currency units other than that or those in which the senior debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, and premium and interest on, the senior debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the senior debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the senior debt securities;

•	any addition to or change in the events of default or in the acceleration provisions described in this prospectus or in the indenture with respect to the senior debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the senior debt securities;

•	any other terms of the senior debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the senior debt securities.

We may issue senior debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these senior debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the senior debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of senior debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of senior debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Senior Debt Securities and Book-Entry System” below, book-entry senior debt securities will not be issuable in certificated form.

Certificated Senior Debt Securities. You may transfer or exchange certificated senior debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated senior debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated senior debt securities and the right to receive the principal of, and premium and interest on, certificated senior debt securities only by surrendering the certificate representing those certificated senior debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Senior Debt Securities and Book-Entry System. Each global debt security representing book-entry senior debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

The depositary has indicated that it intends to follow the following procedures with respect to book-entry senior debt securities.

Ownership of beneficial interests in book-entry senior debt securities will be limited to persons that have accounts with the depositary for the related global debt security, which we refer to as participants, or persons that may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry senior debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry senior debt securities. Ownership of book-entry senior debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry senior debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry senior debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry senior debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry senior debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of senior debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the senior debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry senior debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Our company, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, or premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry senior debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry senior debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

We will issue certificated senior debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry senior debt securities of any series represented by one or more global senior debt securities and, in that event, will issue certificated senior debt securities in exchange for the global senior debt securities of that series. Any certificated senior debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry senior debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of senior debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of senior debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than Trimble) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the senior debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

Event of default means, with respect to any series of senior debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of senior debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding senior debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to senior debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of senior debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of senior debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements that may be in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that may be outstanding from time to time.

If an event of default with respect to senior debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding senior debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the senior debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest (if any) on, all senior debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and accrued and unpaid interest (if any) on, all outstanding senior debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding senior debt securities. At any time after a declaration of acceleration with respect to senior debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding senior debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest (if any) with respect to senior debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of senior debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding senior debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the senior debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to senior debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding senior debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding senior debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of senior debt securities of any series of any default or event of default (except in payment on any senior debt securities of that series) with respect to senior debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those senior debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding senior debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of senior debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of senior debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or premium and interest on, any debt security (except a rescission of acceleration of the senior debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding senior debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium and interest on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of senior debt securities to receive payment of the principal of, and premium and interest, on those senior debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding senior debt securities of any series may on behalf of the holders of all senior debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding senior debt securities of any series may on behalf of the holders of all the senior debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or premium and any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding senior debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Notwithstanding the foregoing, without the consent of any holder of notes, we and the trustee may modify and amend the indenture or the notes to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations under the notes in the case of a merger, consolidation or sale, lease, conveyance or other disposition of all or substantially all of our assets;

•	provide for uncertificated notes in addition to or in place of certificated notes;

•	make any change that does not adversely affect the rights of any holder of notes;

•	provide for the issuance of and establish the form and terms and conditions of any notes as permitted by the indenture;

•	evidence and provide for the acceptance of appointment of a successor trustee with respect to the notes and add to or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; or

•	comply with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Defeasance of Senior Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of senior debt securities, we may be discharged from any and all obligations in respect of the senior debt securities of any series (except for certain obligations to register the transfer or exchange of senior debt securities of such series, to replace stolen, lost or mutilated senior debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized financial advisory firm to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the senior debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those senior debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the senior debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of senior debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the senior debt securities of that series, or covenant defeasance.

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized financial advisory firm to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the senior debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those senior debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of senior debt securities and the senior debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the senior debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the senior debt securities of that series at the time of the acceleration resulting from the event of default. However, we shall remain liable for those payments.

Governing Law

The indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Direct Sales

We may sell the securities directly to institutional investors or others. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

To Underwriters

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange. Any securities issued will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any senior debt securities, the validity of the senior debt securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended January 3, 2014, and the effectiveness of our internal control over financial reporting as of January 3, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the senior debt securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Rating agency fees		**
Trustee fees and expenses		**
Printing and distributing		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance on Rule 456(b) and 457(r).
**	These fees and expenses are calculated based on the number of issuances and amount of senior debt securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Trimble’s Articles of Incorporation limit the personal liability of our directors for monetary damages to the fullest extent permitted by the California Corporations Code, or the California Law. Under the California Law, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Trimble’s shareholders for any violation by a director of the director’s fiduciary duty to Trimble or its shareholders.

Trimble’s Articles of Incorporation also include an authorization for Trimble to indemnify our “agents” (as defined in Section 317 of the California Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Trimble’s Bylaws provide for indemnification of the company’s directors and officers. In addition, Trimble may, at its discretion, provide indemnification to persons whom it is not obligated to indemnify, including its employees and other agents. The Bylaws also allow Trimble to enter into indemnity agreements with individual directors, officers, employees and other agents. Such indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Trimble’s Bylaws, may require Trimble, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Law and Trimble’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits and Financial Statement Schedules.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement to be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated by reference herein.

3.1(1)	Restated Articles of Incorporation of the Company filed June 25, 1986.

3.2(2)	Certificate of Amendment of Articles of Incorporation of the Company filed October 6, 1988.

3.3(3)	Certificate of Amendment of Articles of Incorporation of the Company filed July 18, 1990.

3.4(4)	Certificate of Determination of the Company filed February 19, 1999.

3.5(5)	Certificate of Amendment of Articles of Incorporation of the Company filed May 29, 2003.

3.6(6)	Certificate of Amendment of Articles of Incorporation of the Company filed March 4, 2004.

3.7(7)	Certificate of Amendment of Articles of Incorporation of the Company filed February 21, 2007.

3.8(8)	Certificate of Amendment of Articles of Incorporation of the Company filed March 19, 2013.

3.9(9)	Bylaws of the Company (amended and restated through May 8, 2014).

4.1(10)	Specimen copy of certificate for shares of Common Stock of the Company.

4.2	Indenture, dated as of October 30, 2014, between the Company and U.S. Bank National Association.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
(1)	Incorporated by reference to exhibit number 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.
(2)	Incorporated by reference to exhibit number 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.
(3)	Incorporated by reference to exhibit number 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.
(4)	Incorporated by reference to exhibit number 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.
(5)	Incorporated by reference to exhibit number 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 4, 2003.
(6)	Incorporated by reference to exhibit number 3.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2004.
(7)	Incorporated by reference to exhibit number 3.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2007.
(8)	Incorporated by reference to exhibit number 3.1 to the Company’s Current Report on Form 8-K, filed on March 20, 2013.

(9)	Incorporated by reference to exhibit number 3.2 to the Company’s Current Report on Form 8-K filed on March 20, 2013.
(10)	Incorporated by reference to exhibit number 4.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 33-35333), which became effective July 19, 1990.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 30, 2014.

TRIMBLE NAVIGATION LIMITED

By:	/s/ Steven W. Berglund
	Name:	Steven W. Berglund
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven W. Berglund, François Delépine and James A. Kirkland his lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the registration statement on Form S-3 to be filed in connection with the offerings of senior debt securities of Trimble Navigation Limited and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven W. Berglund Steven W. Berglund	President and Chief Executive Officer and Director (Principal Executive Officer)	October 30, 2014

/s/ François Delépine François Delépine	Chief Financial Officer and Assistant Secretary (Principal Financial Officer)	October 30, 2014

/s/ Julie Shepard Julie Shepard	Vice President of Finance and Principal Accounting Officer	October 30, 2014

/s/ John B. Goodrich John B. Goodrich	Director	October 30, 2014

/s/ Merit E. Janow Merit E. Janow	Director	October 30, 2014

/s/ Ulf J. Johansson Ulf J. Johansson	Director	October 30, 2014

/s/ Ron S. Nersesian Ron S. Nersesian	Director	October 30, 2014

Signature	Title	Date

/s/ Mark S. Peek Mark S. Peek	Director	October 30, 2014

/s/ Nickolas W. Vande Steeg Nickolas W. Vande Steeg	Director	October 30, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement to be filed as an exhibit to a Current Report on Form 8-K of the registrant and incorporated by reference herein.

3.1(1)	Restated Articles of Incorporation of the Company filed June 25, 1986.

3.2(2)	Certificate of Amendment of Articles of Incorporation of the Company filed October 6, 1988.

3.3(3)	Certificate of Amendment of Articles of Incorporation of the Company filed July 18, 1990.

3.4(4)	Certificate of Determination of the Company filed February 19, 1999.

3.5(5)	Certificate of Amendment of Articles of Incorporation of the Company filed May 29, 2003.

3.6(6)	Certificate of Amendment of Articles of Incorporation of the Company filed March 4, 2004.

3.7(7)	Certificate of Amendment of Articles of Incorporation of the Company filed February 21, 2007.

3.8(8)	Certificate of Amendment of Articles of Incorporation of the Company filed March 19, 2013.

3.9(9)	Bylaws of the Company (amended and restated through May 8, 2014).

4.1(10)	Specimen copy of certificate for shares of Common Stock of the Company.

4.2	Indenture, dated as of October 30, 2014, between the Company and U.S. Bank National Association.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in signature pages hereto).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee.

*	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.
(1)	Incorporated by reference to exhibit number 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.
(2)	Incorporated by reference to exhibit number 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.
(3)	Incorporated by reference to exhibit number 3.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.
(4)	Incorporated by reference to exhibit number 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 1999.
(5)	Incorporated by reference to exhibit number 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 4, 2003.
(6)	Incorporated by reference to exhibit number 3.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2004.
(7)	Incorporated by reference to exhibit number 3.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2007.
(8)	Incorporated by reference to exhibit number 3.1 to the Company’s Current Report on Form 8-K, filed on March 20, 2013.
(9)	Incorporated by reference to exhibit number 3.2 to the Company’s Current Report on Form 8-K filed on March 20, 2013.
(10)	Incorporated by reference to exhibit number 4.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 33-35333), which became effective July 19, 1990.